UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 21, 2015

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (507) 454-5374
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the director age-limitation policy adopted by the board of directors of Fastenal Company (the “Company”) in 2012, one of the Company’s directors, Michael M. Gostomski, retired from service on the board effective immediately after the Company’s annual meeting of shareholders held on April 21, 2015 (the “Annual Meeting”). The director age-limitation policy is described in the Company’s proxy statement for the Annual Meeting.

Additionally, as previously announced, Steven A. Rucinski, Executive Vice President - Sales of the Company, intends to retire effective as of May 15, 2015. In connection with his retirement, on April 21, 2015, the Company’s Compensation Committee approved certain benefits in recognition of Mr. Rucinski’s over 35 years of service to the Company. Mr. Rucinski will receive a cash payment in the amount of $238,000 upon his retirement on May 15, 2015. In addition, the unvested portion of each option to purchase common stock granted to Mr. Rucinski on or after January 1, 2012 will continue to vest following Mr. Rucinski’s retirement on the same schedule as such option would have vested and become exercisable had Mr. Rucinski not retired and continued to be employed by the Company. Those options will remain exercisable to the extent vested until the original expiration date of such options.

Item 5.07. Submission of Matters to a Vote of Security Holders.
As noted above, on April 21, 2015, the Company held its Annual Meeting in Winona, Minnesota. As of the record date for the Annual Meeting, there were 295,492,719 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. There were 276,081,939 shares of Common Stock represented in person or by proxy at the Annual Meeting; therefore, a quorum was present. The following is a brief summary of each matter voted upon at the Annual Meeting:

•
Proposal #1 – Election of directors. The election of a board of directors consisting of nine members to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified. The voting results were as follows:

Names of Directors	Total Number of Votes For	Total Number of Votes Against	Total Number of Votes Abstaining
Willard D. Oberton	233,048,137	2,526,767	781,620
Michael J. Ancius	233,066,227	2,338,529	951,768
Michael J. Dolan	211,202,376	24,348,724	805,424
Leland J. Hein	233,624,716	1,963,557	768,251
Rita J. Heise	233,634,663	1,844,281	877,580
Darren R. Jackson	215,708,989	19,759,886	887,649
Hugh L. Miller	215,411,024	20,000,737	944,763
Scott A. Satterlee	215,843,638	19,660,206	852,680
Reyne K. Wisecup	233,464,571	2,117,790	774,163
There were 39,725,415 broker non-votes.
Based on the votes set forth above, all of the foregoing persons were duly elected to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified.

•	Proposal #2 – Ratification of appointment of independent registered public accounting firm for the year ending December 31, 2015. The voting results were as follows:

For	Against	Abstain
254,755,544	20,344,177	982,218

Based on the votes set forth above, the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015 was duly ratified by our shareholders.

•
Proposal #3 – An advisory vote on a non-binding resolution to approve the compensation of Fastenal’s named executive officers as disclosed in the proxy statement for the 2015 Annual Meeting. The voting results were as follows:

For	Against	Abstain
229,263,547	5,787,007	1,305,970
There were 39,725,415 broker non-votes.
Based on the votes set forth above, the resolution for the approval, on an advisory basis, of the compensation of our named executive officers was duly adopted by our shareholders.
Additional information regarding Fastenal Company is available on the Fastenal Company website at www.fastenal.com. FAST-G

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENAL COMPANY

Date: April 23, 2015	/s/ Sheryl A. Lisowski

Sheryl A. Lisowski
Controller & Chief Accounting Officer